Exhibit 10.55

AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED

SHARE INCENTIVE PLAN

PREFACE

This Plan is divided into two separate equity programs: (1) the option grant program set forth in Section 5 under which Eligible Persons (as defined in Section 3) may, at the discretion of the Administrator, be granted Options, and (2) the share award program set forth in Section 6 under which Eligible Persons may, at the discretion of the Administrator, be awarded restricted or unrestricted Ordinary Shares.  Section 2 of this Plan contains the general rules regarding the administration of this Plan.  Section 3 sets forth the requirements for eligibility to receive an Award grant under this Plan.  Section 4 describes the authorized shares of the Company that may be subject to Awards granted under this Plan.  Section 7 contains other provisions applicable to all Awards granted under this Plan.  Section 8 provides definitions for certain capitalized terms used in this Plan and not otherwise defined herein.

Unless otherwise provided by the Administrator in the applicable Award Agreement, no Award granted under this Plan shall vest, in whole or in part, at any time prior to the Public Offering Date.  If no Public Offering Date occurs on or before December 31, 2019, each Award granted under this Plan that is then outstanding shall terminate and be cancelled at the close of business on December 31, 2019.

1.                                      PURPOSE OF THE PLAN.

The purpose of this Plan is to promote the success of the Company and the interests of its shareholders by providing a means through which the Company may grant equity-based incentives to attract, motivate, retain and reward certain officers, employees, directors and other eligible persons and to further link the interests of Award recipients with those of the Company’s shareholders generally.

2.                                      ADMINISTRATION.

2.1                               Administrator.  This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator.  The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.  Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.  A committee may delegate some or all of its authority to another committee so constituted.  The Board or a committee comprised solely of directors may also delegate, to the extent permitted by the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands and any other applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Affiliates who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards.  The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan.  Unless otherwise provided in the Memorandum and Articles of Association of the Company or the applicable charter of any Administrator, a majority of the members of the acting Administrator shall constitute a quorum, and the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

2.2                               Plan Awards; Interpretation; Powers of Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)                                 determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards;

(b)                                 grant Awards to Eligible Persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules) or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)                                  approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)                                 construe and interpret this Plan and any Award Agreement or other agreements defining the rights and obligations of the Company, its Affiliates, and Participants under this Plan, make factual determinations with respect to the administration of this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards;

(e)                                  cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 7.7.4;

(f)                                   accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (within the maximum ten-year term of Awards under Sections 5.4.2 and 6.5) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)                                  determine Fair Market Value for purposes of this Plan and Awards;

(h)                                 determine the duration and purposes of leaves of absence that may be granted to Participants without constituting a termination of their employment for purposes of this Plan;

(i)                                     determine whether, and the extent to which, adjustments are required pursuant to Section 7.3 hereof and authorize the termination, conversion, substitution or succession of Awards upon the occurrence of an event of the type described in Section 7.3; and

(j)                                    implement any procedures, steps, additional or different requirements as may be necessary to comply with any laws of the People’s Republic of China (the “PRC”) that may be applicable to this Plan, any Award or any related documents, including but not limited to foreign exchange laws, tax laws and securities laws of the PRC.

2.3                               Binding Determinations.  Any action taken by, or inaction of, the Company, any Affiliate, the Board or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor the Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

2.4                               Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company.  No director, officer or agent of the Company or any of its Affiliates shall be liable for any such action or determination taken or made or omitted in good faith.

2.5                               Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Affiliates or to third parties.

3.                                      ELIGIBILITY.

Awards may be granted under this Plan only to those persons that the Administrator determines to be Eligible Persons.  An “Eligible Person” means any person who qualifies as one of the following at the time of grant of the respective Award:

(a)                                 an officer (whether or not a director) or employee of the Company or any of its Affiliates;

(b)                                 any member of the Board; or

(c)                                  any director of one of the Company’s Affiliates, or any individual consultant or advisor who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Affiliates, as applicable, in a capital raising transaction or as a market maker or promoter of that entity’s securities) to the Company or one of its Affiliates.

An advisor or consultant may be selected as an Eligible Person pursuant to clause (c) above only if such person’s participation in this Plan would not adversely affect (1) the Company’s eligibility to rely on the Rule 701 exemption from registration under the Securities Act for the offering of shares issuable under this Plan by the Company, or (2) the Company’s compliance with any other applicable laws.

An Eligible Person may, but need not, be granted one or more Awards pursuant to Section 5 and/or one or more Awards pursuant to Section 6.  An Eligible Person who has been granted an Award under this Plan may, if otherwise eligible, be granted additional Awards under this Plan if the Administrator so determines.  However, a person’s status as an Eligible Person is not a commitment that any Award will be granted to that person under this Plan.  Furthermore, an Eligible Person who has been granted an Award under Section 5 is not necessarily entitled to an Award under Section 6, or vice versa, unless otherwise expressly determined by the Administrator.

Each Award granted under this Plan must be approved by the Administrator at or prior to the grant of the Award.

4.                                      SHARES SUBJECT TO THE PLAN.

4.1                               Shares Available.  Subject to the provisions of Section 7.3.1, the shares that may be delivered under this Plan will be the Company’s authorized but unissued Ordinary Shares (and any of its Ordinary Shares held as treasury shares).  The Ordinary Shares issued and delivered may be issued and delivered for any lawful consideration.

4.2                               Share Limit.  Subject to the provisions of Section 7.3.1 and further subject to the share counting rules of Section 4.3, the maximum number of Ordinary Shares that may be delivered pursuant to Awards granted under this Plan will not exceed 5,940,452 shares (the “Share Limit”) in the aggregate.

4.3                               Replenishment and Reissue of Unvested Awards.  To the extent that an Award is settled in cash or a form other than Ordinary Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan.  No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of Ordinary Shares issuable at any time pursuant to such Award, plus (b) the number of Ordinary Shares that have previously been issued pursuant to Awards granted under this Plan, plus (c) the maximum number of Ordinary Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit.  Ordinary Shares that are subject to or underlie Options granted under this Plan that expire or for any reason are canceled or terminated without having been exercised (or Ordinary Shares subject to or underlying the unexercised portion of such Options in the case of Options that were partially exercised), as well as Ordinary Shares that are subject to Share Awards made under this Plan that are forfeited to the Company or otherwise repurchased by the Company prior to the vesting of such shares for a price not greater than the original purchase or issue price of such shares (as adjusted pursuant to Section 7.3.1) will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under this Plan.  Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under this Plan, as well as any shares exchanged by a Participant or withheld by the Company or one of its Affiliates to satisfy the tax withholding obligations related to any Award, shall be available for subsequent Awards under this Plan.

4.4                               Reservation of Shares.  The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan.

5.                                      OPTION GRANT PROGRAM.

5.1                               Option Grants in General.  Each Option shall be evidenced by an agreement or such other form as the Administrator may approve from time to time (the “Option Agreement”) in the form attached as Exhibit A.  The Option Agreement includes the terms and conditions of the Option attached hereto as Exhibit B.  Such terms and conditions are subject to the applicable provisions and limitations of this Section 5 and the other applicable provisions and limitations of this Plan.  The Administrator may require that the recipient of an Option promptly execute and return to the Company his or her Option Agreement evidencing the Award.

5.2                               Reserved.

5.3                               Option Price.

5.3.1                     Option Pricing Limits.  Subject to the following provisions of this Section 5.3.1, the Administrator will determine the purchase price per share of the Ordinary Shares covered by each Option (the “exercise price” of the Option) at the time of the grant of the Option, which exercise price will be set forth in the applicable Option Agreement.  In no case will the exercise price of an Option be less than the par value of an Ordinary Shares.

5.3.2                     Payment Provisions.  The Company will not be obligated to deliver certificates for the Ordinary Shares to be purchased upon the exercise of an Option unless and until it receives full payment of the exercise price therefor, all related withholding obligations under Section 7.6 have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Option Agreement have been satisfied.  The purchase price of any Ordinary Shares purchased upon the exercise of an Option must be paid in full at the time of each purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the following methods:

(a)                                 cash, check payable to the order of the Company, or electronic funds transfer;

(b)                                 notice and third party payment in such manner as may be authorized by the Administrator;

(c)                                  the delivery of previously owned Ordinary Shares;

(d)                                 by a reduction in the number of Ordinary Shares otherwise deliverable pursuant to the Award;

(e)                                  subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise”; or

(f)                                   if authorized by the Administrator or specified in the applicable Option Agreement, by a promissory note of the Participant consistent with the requirements of Section 5.3.3.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law.  Ordinary Shares used to satisfy the exercise price of an Option (whether previously-owned shares or shares otherwise deliverable pursuant to the terms of the Option) shall be valued at their Fair Market Value on the date of exercise.  Unless otherwise expressly provided in the applicable Option Agreement, the Administrator may eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.  The Administrator may take all actions necessary to alter the method of Option exercise and the exchange and transmittal of proceeds with respect to Participants resident in the PRC not having permanent residence in a country other than the PRC in order to comply with applicable PRC foreign exchange and tax regulations and any other applicable PRC laws and regulations.

5.3.3                     Acceptance of Notes to Finance Exercise.  The Company may, with the Administrator’s approval in each specific case, accept one or more promissory notes from any Eligible Person in connection with the exercise of any Option; provided that any such note shall be subject to the following terms and conditions:

(a)                                 The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise, purchase or acquisition of one or more Awards under this Plan and the note shall be delivered directly to the Company in consideration of such exercise, purchase or acquisition.

(b)                                 The initial term of the note shall be determined by the Administrator; provided that the term of the note, including extensions, shall not exceed a period of five years.

(c)                                  The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Administrator, but not less than the interest rate necessary to avoid the imputation of interest under the Code or other applicable tax law, rules or regulations, and to avoid any adverse accounting consequences in connection with the exercise, purchase or acquisition.

(d)                                 If the employment or services of the Participant by or to the Company and its Affiliates terminates, the unpaid principal balance of the note shall become due and payable on the 30th business day after such termination; provided, however, that if a sale of the shares acquired on exercise of the Option would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions) in securities of the Company by the Participant subsequent to such termination.

(e)                                  If required by the Administrator or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby or other collateral, in compliance with applicable law.

The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with all applicable rules and regulations, including those of the Federal Reserve Board of the United States and any applicable law, as then in effect.

5.4                               Vesting; Term; Exercise Procedure.

5.4.1                     Vesting.  Except as provided in Section 5.8, an Option may be exercised only to the extent that it is vested and exercisable.  The Administrator will determine the vesting and/or exercisability provisions of each Option (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Option Agreement.  Unless the Administrator otherwise expressly provides, once exercisable an Option will remain exercisable until the expiration or earlier termination of the Option.

5.4.2                     Term.  Each Option shall expire not more than 10 years after its date of grant.  Each Option will be subject to earlier termination as provided in or pursuant to Sections 5.6 and 7.3 or the terms of the applicable Option Agreement.

5.4.3                     Exercise Procedure.  Any exercisable Option will be deemed to be exercised when (a) the applicable exercise procedures in the related Option Agreement have been satisfied, (b) the Company has received any required payment made in accordance with Section 5.3, (c) all withholding obligations arising in connection with the exercise have been satisfied in accordance with Section 7.6, and (d) the Company has received any written statement required pursuant to Section 7.5.1.

5.4.4                     Reserved.

5.5                               Reserved.

5.6                               Effects of Termination of Employment on Options.

5.6.1                     Dismissal for Cause.  Unless otherwise provided in the applicable Option Agreement and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Company or any of its Affiliates is terminated by such entity for Cause, the Participant’s Option will terminate on the Participant’s Severance Date, whether or not the Option is then vested and/or exercisable.

5.6.2                     Death or Disability.  Unless otherwise provided in the applicable Option Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Company or any of its Affiliates terminates as a result of the Participant’s death or Total Disability:

(a)                                 the Participant (or his or her Personal Representative or Beneficiary, in the case of the Participant’s Total Disability or death, respectively), will have until the date that is 12 months after the Participant’s Severance Date to exercise the Participant’s Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)                                 the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)                                  the Option, to the extent exercisable for the 12-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

5.6.3                     Other Terminations of Employment.  Unless otherwise provided in the applicable Option Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Company or any of its Affiliates terminates for any reason other than a termination by such entity for Cause or because of the Participant’s death or Total Disability:

(a)                                 the Participant will have until the date that is 1 month after the Participant’s Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)                                 the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)                                  the Option, to the extent exercisable for the 1-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 1-month period.

5.7                               Option Repricing/Cancellation and Regrant/Waiver of Restrictions.  Subject to Section 4 and Section 7.7 and the specific limitations on Options contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the exercise or base price, the vesting schedule, the number of shares subject to, or the term of, an Option granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means.  Such amendment or other action may result in, among other changes, an exercise or base price that is higher or lower than the exercise or base price of the original or prior Option, provide for a greater or lesser number of Ordinary Shares subject to the Option, or provide for a longer or shorter vesting or exercise period.  In no event, however, may any such amendment or other action reduce the exercise or base price of the Option to less than the Fair Market Value of an Ordinary Share at the time of such change, or extend the maximum term of the Option at a time when the exercise or base price of such Award is less than the Fair Market Value of an Ordinary Share.

5.8                               Early Exercise Options.  The Administrator may, in its discretion, designate any Option as an “early exercise Option” which, by express provision in the applicable Option Agreement, may be exercised prior to the date such Option has vested.  If the Participant elects to exercise all or a portion of an early exercise Option before it is vested, the Ordinary Shares acquired under the Option which are attributable to the unvested portion of the Option shall be Restricted Shares.  The applicable Option Agreement will specify the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of such Restricted Shares prior to vesting, and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions.  Unless otherwise expressly provided in the applicable Option Agreement, such Restricted Shares shall be subject to the provisions of Sections 6.6 through 6.9, below.

6.                                      SHARE AWARD PROGRAM.

6.1                               Share Awards in General.  Each Share Award shall be evidenced by an Award Agreement in the form approved by the Administrator.  The Award Agreement evidencing a Share Award shall contain the terms established by the Administrator for that Share Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Share Award; in each case subject to the applicable provisions and limitations of this Section 6 and the other applicable provisions and limitations of this Plan.  The Administrator may require that the recipient of a Share Award promptly execute and return to the Company his or her Award Agreement evidencing the Share Award.  In addition, the Administrator may require that the spouse of any married recipient of a Share Award also promptly execute and return to the Company the Award Agreement evidencing the Share Award granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Share Award.

6.2                               Types of Share Awards.  The Administrator shall designate whether a Share Award shall be a Restricted Share Award, and such designation shall be set forth in the applicable Award Agreement.

6.3                               Purchase Price.

6.3.1                     Pricing Limits.  Subject to the following provisions of this Section 6.3, the Administrator will determine the purchase price per share of the Ordinary Shares covered by each Share Award at the time of grant of the Award.  In no case will such purchase price be less than the par value of the Ordinary Shares.

6.3.2                     Payment Provisions.  The Company will not be obligated to record in the Company’s register of members, or issue certificates evidencing, Ordinary Shares awarded under this Section 6 unless and until it receives full payment of the purchase price therefor and all other conditions to the purchase, as determined by the Administrator, have been satisfied, at which point the relevant shares shall be issued and noted in the Company’s register of members.  The purchase price of any shares subject to a Share Award must be paid in full at the time of the purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the methods set forth in clauses (a) through (f) in Section 5.3.2 and/or past services rendered to the Company or any of its Affiliates.

6.4                               Vesting.  The restrictions imposed on the Ordinary Shares subject to a Restricted Share Award (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Award Agreement.

6.5                               Term; Settlement of Awards.  A Share Award shall either vest or be forfeited not more than 10 years after the date of grant.  Each Share Award will be subject to earlier termination as provided in or pursuant to Sections 6.8 and 7.3.  Payment of Awards may be in the form of cash, Ordinary Shares, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.  The Administrator may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan.  The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

6.6                               Share Certificates; Fractional Shares.  Share certificates evidencing Restricted Shares will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Company or by a third party designated by the Administrator until the restrictions on such shares have lapsed, the shares have vested in accordance with the provisions of the Award Agreement and Section 6.4, and any related loan has been repaid.  Fractional share interests will be disregarded, but may be accumulated.  The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.

6.7                               Dividend and Voting Rights.  Unless otherwise provided in the applicable Award Agreement, a Participant holding Restricted Shares will be entitled to cash dividend and voting rights for all Restricted Shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting or are repurchased by the Company.

6.8                               Termination of Employment; Return to the Company.  Unless the Administrator otherwise expressly provides, Restricted Shares subject to an Award that remain subject to vesting conditions that have not been satisfied by the time specified in the applicable Award Agreement (which may include, without limitation, the Participant’s Severance Date), will not vest and will be reacquired by the Company in such manner and on such terms as the Administrator provides, which terms shall include, to the extent not prohibited by law, return or repayment of the lower of (a) the Fair Market Value of the Restricted Shares at the time of the termination, or (b) if applicable, the original purchase price of the Restricted Shares, without interest.  The Award Agreement shall specify any other terms or conditions of the repurchase if the Award fails to vest.  Any other Share Award that has not been exercised as of a Participant’s Severance Date shall terminate on that date unless otherwise expressly provided by the Administrator in the applicable Award Agreement.

6.9                               Waiver of Restrictions.  Subject to Sections 4 and 7.7 and the specific limitations on Share Awards contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the vesting schedule, or the restrictions upon or the term of, a Share Award granted under this Plan by amendment, by substitution of an outstanding Share Award, by waiver or by other legally valid means.

7.                                      PROVISIONS APPLICABLE TO ALL AWARDS.

7.1                               Rights of Eligible Persons, Participants and Beneficiaries.

7.1.1                     Employment Status.  No Person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

7.1.2                     No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or related to any Award) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or any of its Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Affiliate to change such person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause at any time.  Nothing in this Section 7.1.2, or in Section 7.3 or 7.15, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract.  An Award Agreement shall not constitute a contract of employment or service.

7.1.3                     Plan Not Funded.  Awards payable under this Plan will be payable in Ordinary Shares or from the general assets of the Company, and (except as to the share reservation provided in Section 4.4) no special or separate reserve, fund or deposit will be made to assure payment of such Awards.  No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly provided) of the Company or any of its Affiliates by reason of any Award hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Affiliates and any Participant, Beneficiary or other person.  To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

7.1.4                     Charter Documents.  The Memorandum and Articles of Association of the Company, as may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Ordinary Shares (including additional restrictions and limitations on the voting or transfer of Ordinary Shares) or priorities, rights and preferences as to securities and interests prior in rights to the Ordinary Shares.  These restrictions and limitations are in addition to (and not in lieu of) those set forth in this Plan or any Award Agreement and are incorporated herein by this reference.

7.2                               No Transferability; Limited Exception to Transfer Restrictions.

7.2.1                     Limit on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 7.2, by applicable law and by the Award Agreement, as the same may be amended:

(a)                                 all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)                                 Awards will be exercised only by the Participant; and

(c)                                  amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Ordinary Shares, registered in the name of, the Participant.

In addition, the shares shall be subject to the restrictions set forth in the applicable Award Agreement.

7.2.2                     Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 7.2.1 will not apply to:

(a)                                 transfers to the Company;

(b)                                 transfers by gift or domestic relations order to one or more “family members” (as that term is defined in SEC Rule 701 promulgated under the Securities Act) of the Participant, including transfers to a trust in which the Participant (or other family member) has more than 50% of the beneficial interest, a foundation in which the Participant (or other family member) controls the management of assets, or an entity in which the Participant (or other family member) owns more than 50% of the voting interest, so long as such transfer is expressly authorized by the Administrator and is in compliance with all applicable laws;

(c)                                  the designation of a Beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution; or

(d)                                 if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative.

Notwithstanding anything else in this Section 7.2.2 to the contrary, but subject to compliance with all applicable laws, Restricted Share Awards will be subject to any and all transfer restrictions under the Code applicable to such awards or necessary to maintain the intended tax consequences of such Awards.  Notwithstanding clause (b) above but subject to compliance with all applicable laws, any contemplated transfer by gift or domestic relations order to one or more family members of a Participant as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Administrator in order for it to be effective.  The Administrator may, in its sole discretion, withhold its approval of any such proposed transfer.

7.3                               Adjustments; Changes in Control.

7.3.1                     Adjustments.  Subject to Section 7.3.2 below, upon (or, as may be necessary to effect the adjustment, immediately prior to) any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Ordinary Shares; or any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Ordinary Shares (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, exercise or base price of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Awards.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based Awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Sections 409A, 424 and 457A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 2.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.3.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Unless otherwise expressly provided by the Administrator, in no event shall a conversion of one or more outstanding shares of the Company’s preferred share (if any) or any new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 7.3.1.

7.3.2                     Consequences of a Change in Control Event.  Upon the occurrence of a Change in Control Event, the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Awards (or the cash, securities or other property deliverable to the holder(s) of any or all outstanding Awards) based upon, to the extent relevant in the circumstances, the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event.

The Administrator may, in its sole discretion, provide in the applicable Award Agreement or by an amendment thereto for the accelerated vesting of one or more Awards to the extent such Awards are outstanding upon a Change in Control Event or such other events or circumstances as the Administrator may provide.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash, securities or other property settlement.  In the case of Options, but without limitation on other methodologies, the Administrator may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise or base price of the Option, as applicable, to the extent of the then vested and exercisable shares subject to the Option.

In any of the events referred to in this Section 7.3.2, the Administrator may take such action contemplated by this Section 7.3.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the Award if an event giving rise to an acceleration does not occur.

7.3.3                     Early Termination of Awards.   Upon the occurrence of a Change in Control Event, each then-outstanding Award (whether or not vested and/or exercisable, shall terminate, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options that will not survive or be substituted for, assumed, exchanged, or otherwise continued or settled in the Change in Control Event, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding and vested Options and in accordance with their terms before the termination of the Awards (except that in no case shall more than ten days’ notice of the impending termination be required).  For purposes of this Section 7.3, an Award shall be deemed to have been “assumed” if (without limiting other circumstances in which an Award is assumed) the Award continues after the Change in Control Event, and/or is assumed and continued by a Parent (as such term is defined in the definition of Change in Control Event) following a Change in Control Event, and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the Award, for each Ordinary Share subject to the Award immediately prior to the Change in Control Event, the consideration (whether cash, shares, or other securities or property) received in the Change in Control Event by the shareholders of the Company for each Ordinary Share sold or exchanged in such transaction (or the consideration received by a majority of the shareholders participating in such transaction if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for an Ordinary Share in the transaction is not solely the ordinary or common shares of a successor company or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the Award, for each share subject to the Award, to be solely ordinary or common shares (as applicable) of the successor company or a Parent equal in Fair Market Value to the per share consideration received by the shareholders participating in the Change in Control Event.

7.3.4                     Other Acceleration Rules.  The Administrator may override the provisions of this Section 7.3 as to any Award by express provision in the applicable Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve.

7.4                               Termination of Employment or Services.

7.4.1                     Events Not Deemed a Termination of Employment.  Unless the Administrator otherwise expressly provides with respect to a particular Award, if a Participant’s employment by or service to the Company or an Affiliate terminates but immediately thereafter the Participant continues in the employ of or service to another Affiliate or the Company, as applicable, the Participant shall be deemed to have not had a termination of employment or service for purposes of this Plan and the Participant’s Awards.  Unless the express policy of the Company or the Administrator otherwise provides, a Participant’s employment relationship with the Company or any of its Affiliates shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence authorized by the Company or any Affiliate or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three months.  In the case of any Participant on an approved leave of absence, continued vesting of the Award while on leave from the employ of or service with the Company or any of its Affiliates will be suspended until the Participant returns to service, unless the Administrator otherwise provides or applicable law otherwise requires.  In no event shall an Award be exercised after the expiration of the term of the Award set forth in the Award Agreement.

7.4.2                     Effect of Change of Affiliate Status.  For purposes of this Plan and any Award, if an entity ceases to be an Affiliate, a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of such Affiliate who does not continue as an Eligible Person in respect of another Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Affiliate that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Affiliate or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.4.3                     Administrator Discretion.  Notwithstanding the provisions of Section 5.6 or 6.8, in the event of, or in anticipation of, a termination of employment or service with the Company or any of its Affiliates for any reason, the Administrator may accelerate the vesting and exercisability of all or a portion of the Participant’s Award, and/or, subject to the provisions of Sections 5.4.2 and 7.3, extend the exercisability period of the Participant’s Option upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement.

7.4.4                     Termination of Consulting or Affiliate Services.  If the Participant is an Eligible Person solely by reason of clause (c) of Section 3, the Administrator shall be the sole judge of whether the Participant continues to render services to the Company or any of its Affiliates, unless a written contract or the Award Agreement otherwise provides.

7.5                               Compliance with Laws.

7.5.1                     General.  This Plan, the granting and vesting of Awards under this Plan, and the offer, issuance and delivery of Ordinary Shares, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, applicable foreign laws, rules and regulations (including but not limited to state and federal securities laws, and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

7.5.2                     Compliance with Securities Laws.  No Participant shall sell, pledge or otherwise transfer Ordinary Shares acquired pursuant to an Award or any interest in such shares except in accordance with the express terms of this Plan and the applicable Award Agreement.  Any attempted transfer in violation of this Section 7.5 shall be void and of no effect.  Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Ordinary Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws and unless and until:

(a)                                 there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)                                 such disposition is made in accordance with Rule 144 under the Securities Act; or

(c)                                  such Participant notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

Notwithstanding anything else herein to the contrary, neither the Company or any Affiliate has any obligation to register the Ordinary Shares or file any registration statement under either federal or state securities laws, nor does the Company or any Affiliate make any representation concerning the likelihood of a public offering of the Ordinary Shares or any other securities of the Company or any Affiliate.

7.5.3                     Share Legends.  All certificates evidencing Ordinary Shares issued or delivered under this Plan shall bear the following legends and/or any other appropriate or required legends under applicable laws:

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION.”

“THE SHARES ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL AND CALL RIGHTS TO REPURCHASE THE SHARES UNDER THE COMPANY’S SHARE INCENTIVE PLAN AND AGREEMENTS WITH THE COMPANY THEREUNDER.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE ACT, NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH ANY OTHER APPLICABLE SECURITIES LAWS.”

7.5.4                     Confidential Information.  Any financial or other information relating to the Company obtained by Participants in connection with or as a result of this Plan or their Awards shall be treated as confidential.

7.6                               Tax Withholding.  Upon any exercise, vesting, or payment of any Award, the Company or any of its Affiliates shall have the right at its option to:

(a)                                 require the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or Affiliate may be required to withhold with respect to such Award event or payment;

(b)                                 deduct from any amount otherwise payable (in respect of an Award or otherwise) in cash to the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company or Affiliate may be required to withhold with respect to such Award event or payment; or

(c)                                  reduce the number of Ordinary Shares to be delivered by (or otherwise reacquire shares held by the Participant) the appropriate number of Ordinary Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

In any case where a tax is required to be withheld (including taxes in the PRC where applicable) in connection with the delivery of Ordinary Shares under this Plan (including the sale of Ordinary Shares as may be required to comply with foreign exchange rules in the PRC for Participants resident in the PRC), the Administrator may in its sole discretion (subject to Section 7.5) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment.  In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.  The Company may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any Award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.  Any such note need not otherwise comply with the provisions of Section 5.3.3.

7.7                               Plan and Award Amendments, Termination and Suspension.

7.7.1                     Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part.  No Awards may be granted during any period that the Board suspends this Plan.

7.7.2                     Shareholder Approval.  To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code or other applicable tax law, rules or regulations, to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

7.7.3                     Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 2.2 and 7.7.4) may make other changes to the terms and conditions of Awards.

7.7.4                     Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or amendment of any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 7.3 shall not be deemed to constitute changes or amendments for purposes of this Section 7.7.

7.8                               Privileges of Share Ownership.  Except as otherwise expressly authorized by the Administrator, a Participant will not be entitled to any privilege of share ownership as to any Ordinary Shares not actually delivered to and held of record by the Participant.  Except as expressly required by Section 7.3.1, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

7.9                               Share-Based Awards in Substitution for Awards Granted by Other Company.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, share appreciation rights, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Affiliates, in connection with a distribution, merger, amalgamation or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Affiliates, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity.  The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Ordinary Shares in the transaction and any change in the issuer of the security.  Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

7.10                        Effective Date of the Plan.  This Plan is effective upon the Effective Date, subject to approval by the shareholders of the Company within twelve months after the date the Board approves this Plan.

7.11                        Term of the Plan.  Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the 10th anniversary of the Effective Date.  After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

7.12                        Governing Law/Severability/Construction.

7.12.1              Choice of Law.  This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the Cayman Islands.

7.12.2              Severability.  If it is determined that any provision of this Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Award Agreement, as applicable, will continue in effect provided that the essential economic terms of this Plan and the Award can still be enforced.

7.12.3              Construction.  It is intended that this Plan, and any Award under this Plan, will be exempt from, or comply with, Sections 409A and 457A of the Code so as to not result in any tax, penalty or interest thereunder, and this Plan and each Award shall be construed and interpreted consistent with that intent.

7.13                        Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.14                        Non-Exclusivity of Plan.  Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Ordinary Shares, under any other plan or authority.

7.15                        No Restriction on Corporate Powers.  The existence of this Plan, the Award Agreements, and the Awards granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business; (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Affiliate; (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the Company’s authorized shares or the rights thereof; (d) any dissolution or liquidation of the Company or any Affiliate; (e) any sale or transfer of all or any part of the Company or any Affiliate’s assets or business; or (f) any other corporate act or proceeding by the Company or any Affiliate.  No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Affiliate, as a result of any such action.

7.16                        Other Company Compensation or Benefit Programs.  Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Affiliate, except where the Administrator or the Board expressly otherwise provides or authorizes in writing.  Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or any Affiliate.

8.                                      DEFINITIONS.

“Administrator” has the meaning given to such term in Section 2.1.

“Affiliate” means (a) any corporation or company (other than the Company) in an unbroken chain of corporations or companies ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock or shares possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or shares in one of the other corporations or companies in such chain, or (b) any corporation or company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in the unbroken chain owns stock or shares possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or shares in one of the other corporations or companies in such chain.

“Award” means an award of any Option or Share Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any writing, approved by the Administrator, setting forth the terms of an Award that has been duly authorized and approved (including, without limitation, the Option Agreement).

“Award Date” means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the grant of the Award.

“Beneficiary” means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“Board” means the Board of directors of the Company.

“Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) a termination of employment or service based upon a finding by the Company or any of its Affiliates, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)                                 has been negligent in the discharge of his or her duties to the Company or any Affiliate, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)                                 has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)                                  has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any of its Affiliates; or has been convicted of, or pled guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d)                                 has materially breached any of the provisions of any agreement with the Company or any of its Affiliates;

(e)                                  has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or any of its Affiliates; or

(f)                                   has improperly induced a vendor or customer to break or terminate any contract with the Company or any of its Affiliates or induced a principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Administrator) on the date on which the Company or any Affiliate first delivers written notice to the Participant of a finding of termination for Cause.

“Change in Control Event” means any of the following:

(a)                                 Approval by shareholders of the Company (or, if no shareholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Company, other than in the context of a Business Combination that does not constitute a Change in Control Event under paragraph (c) below;

(b)                                 The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding Ordinary Shares of the Company (the “Outstanding Company Ordinary Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (b), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or a successor, (D) any acquisition by any entity pursuant to a Business Combination, (E) any acquisition by a Person described in and satisfying the conditions of Rule 13d-1(b) promulgated under the Exchange Act, or (F) any acquisition by a Person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Company Ordinary Shares and/or the Outstanding Company Voting Securities on the Effective Date (or an affiliate, heir, descendant, or related party of or to such Person);

(c)                                  Consummation of a reorganization, amalgamation, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company (a “Subsidiary”), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or shares of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Ordinary Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding ordinary or common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and (2) no Person (excluding any individual or entity described in clauses (C), (E) or (F) of paragraph (b) above) beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of, respectively, the then-outstanding ordinary or common shares of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination;

provided, however, that a transaction shall not constitute a Change in Control Event if it is in connection with the underwritten public offering of the Company’s securities.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Company” means Aesthetic Medical International Holdings Group Limited, an exempted company organized under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, and its successors.

“Effective Date” means the date the Board approved this Plan.

“Eligible Person” has the meaning given to such term in Section 3 of this Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value,” for purposes of this Plan and unless otherwise determined or provided by the Administrator in the circumstances, means as follows:

(a)                                 If the Ordinary Shares are listed or admitted to trade on the New York Stock Exchange or other national securities exchange (the “Exchange”), the Fair Market Value shall equal the closing price of an Ordinary Share as reported on the composite tape for securities on the Exchange for the date in question, or, if no sales of Ordinary Shares were made on the Exchange on that date, the closing price of an Ordinary Share as reported on said composite tape for the next preceding day on which sales of Ordinary Shares were made on the Exchange.  The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price of an Ordinary Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of an Ordinary Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.

(b)                                 If the Ordinary Shares are not listed or admitted to trade on a national securities exchange, the Fair Market Value shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances (with the expectation being that, in the case of a valuation as of a transaction in which Ordinary Shares or similar securities are being sold or exchanged, such determination by the Administrator will be principally based on the value of the consideration received by the holders of the securities sold or exchanged in such transaction).

The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons with respect to Awards granted under this Plan.

“Nonqualified Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code and includes any Option designated or intended as a Nonqualified Option.

“Option” means an option to purchase Ordinary Shares granted under Section 5 of this Plan.  All Option granted to an employee of the Company or an Affiliate will be Nonqualified Option.

“Ordinary Shares” means the Company’s Ordinary Shares, par value US$0.001 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 7.3.1 of this Plan.

“Participant” means an Eligible Person who has been granted and holds an Award under this Plan.

“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“Plan” means this Aesthetic Medical International Holdings Group Limited Share Incentive Plan, as it may hereafter be amended from time to time.

“Public Offering Date” means the date the Ordinary Shares are first registered under the Exchange Act and listed or quoted on a recognized national securities exchange.

“Restricted Shares” means Ordinary Shares awarded to a Participant under this Plan, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, to the extent such remain unvested and restricted under the terms of the applicable Award Agreement.

“Restricted Share Award” means an award of Restricted Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Severance Date” with respect to a particular Participant means, unless otherwise provided in the applicable Award Agreement:

(a)                                 if the Participant is an Eligible Person under clause (a) of Section 3 and the Participant’s employment by the Company or any of its Affiliates terminates (regardless of the reason), the last day that the Participant is actually employed by the Company or such Affiliate (unless, immediately following such termination of employment, the Participant is a member of the Board or, by express written agreement with the Company or any of its Affiliates, continues to provide other services to the Company or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination of employment but shall be determined in accordance with clause (b) or (c) below, as applicable, in connection with the termination of the Participant’s other services);

(b)                                 if the Participant is not an Eligible Person under clause (a) of Section 3 but is an Eligible Person under clause (b) thereof, and the Participant ceases to be a member of the Board (regardless of the reason), the last day that the Participant is actually a member of the Board (unless, immediately following such termination, the Participant is an employee of the Company or any of its Affiliates or, by express written agreement with the Company or any of its Affiliates, continues to provide other services to the Company or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination but shall be determined in accordance with clause (a) above or (c) below, as applicable, in connection with the termination of the Participant’s employment or other services);

(c)                                  if the Participant is not an Eligible Person under clause (a) or clause (b) of Section 3 but is an Eligible Person under clause (c) thereof, and the Participant ceases to provide services to the Company or any of its Affiliates as determined in accordance with Section 7.4.4 (regardless of the reason), the last day that the Participant actually provides services to the Company or such Affiliate as an Eligible Person under clause (c) of Section 3 (unless, immediately following such termination, the Participant is an employee of the Company or any of its Affiliates or is a member of the Board, in which case the Participant’s Severance Date shall not be the date of such termination of services but shall be determined in accordance with clause (a) or (b) above, as applicable, in connection with the termination of the Participant’s employment or membership on the Board).

“Share Award” means an award granted under Section 6 of this Plan.  A Share Award may include: (a) Restricted Shares, share bonuses, performance shares, share units, phantom shares, dividend equivalents, or similar rights to purchase or acquire Ordinary Shares, whether at a fixed or variable price or ratio related to the Ordinary Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Ordinary Shares and/or returns thereon.

“Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

EXHIBIT A

附件 A

AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED

SHARE INCENTIVE PLAN

OPTION AGREEMENT

AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED

股份激励计划

期权协议

THIS OPTION AGREEMENT (this “Option Agreement”) dated                                by and between Aesthetic Medical International Holdings Group Limited, an exempted company organized under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands (the “Company”), and                                          (the “Participant”) evidences the option (the “Option”) granted by the Company to the Participant as to the number of the Company’s Ordinary Shares, par value US$0.001 per share, first set forth below.

本期权协议（”期权协议”）日期为                               ，由Aesthetic Medical International Holdings Group Limited，一家根据开曼群岛法律第22章《公司法》（1961年法例第3号，及其合并与修订版）成立的获豁免公司（”公司”），以及                                              （”参与人”）签订，本文证明了公司向参与人授予对应下列数额的公司普通股（每股面值0.001美元） 的期权（”期权”）。

Unless otherwise provided by the Administrator and notwithstanding any other provision herein, the Option shall not vest and shall not be exercisable, in whole or in part, at any time prior to the Public Offering Date.  If no Public Offering Date occurs on or before December 31, 2019, the Option, to the extent then outstanding, shall terminate and be cancelled at the close of business on December 31, 2019.

除非管理人另行规定，无论本文有任何其它规定，在首次公开发行日前的任何时间，期权（无论全部还是部分）不得得权或行权。如果在2019年12月31日之前或当日未进行首次公开发行，如届时有发行在外的期权，该等期权应于2019年12月31日营业时间结束时终止并被取消。

Number of Ordinary Shares:[1] ________________	Award Date:

Exercise Price per Share:[1] US$ 0.001	Expiration Date: [2]

Vesting1,2  The Option shall become vested as to 25% of the total number of Ordinary Shares subject to the Option on the first anniversary the effective date of a registration statement covering     any public offering of the Company’s securities (the “First Vesting Date”).  The remaining 75% of the total number of Ordinary Shares subject to the Option shall vest in 36 substantially equal monthly installments, with the first installment vesting on the last day of the month following First Vesting Date and an additional installment vesting on the last day of each of the 35 months thereafter.

普通股数目：[1] __________	授权日： ____________________

每股行权价：[1] 0.001美元	期满日： [2] _________________

得权1,2   对应上述普通股总数25%的期权应在有关公司证券公开发行的注册声明生效日满第一周年当日（”首次得权日”）得权 。对应上述普通股总数剩余75%的期权 应在36个月内等分得权，其中第一次得权为首次得权日后第二个月的最后一日，其它得权日为之后35个月中每个月的最后一天。

The Option is granted under the Aesthetic Medical International Holdings Group Limited Share Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Option (the “Terms”) attached as Exhibit B of the Plan (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Option set forth herein.  The Participant acknowledges receipt of a copy of the Terms and the Plan, specifically acknowledges and agrees to Section 14 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

期权系根据Aesthetic Medical International Holdings Group Limited股份激励计划（”计划”）授予，并受附于计划附件B的期权条款及条件（”条款”，条款视为期权协议的完整部分）及计划所规限。授予参与人的期权系额外于、且不代替应另行支付或已经支付给参与人的任何其他形式的报酬。 未在本文作出定义的下划线词语具有计划中赋予该等词语的含义。 双方对协议规定的期权条款表示同意。参与人确认收到条款和计划的副本，并特别确认并同意条款第14条，并同意对提供给他/她的与期权有关的一切信息保密。

1      Subject to adjustment under Section 7.3.1 of the Plan.

2      Subject to early termination under Section 5.6 or 7.3 of the Plan.

“PARTICIPANT”	AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED

Signature	an exempted company organized under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands

Print Name

Address	By:

City, State, Zip Code	Its:

“参与人”	AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED

签字	根据开曼群岛法律第22章《公司法》（1961年法例第3号，及其修订与合并版）成立的豁免制公司

大写姓名

地址	签署人：

城市、州、邮政编码	职务：

EXHIBIT B

AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED

SHARE INCENTIVE PLAN

TERMS AND CONDITIONS OF OPTION AGREEMENT

1.                                      Vesting; Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement; provided, however, that if the Participant is a PRC Participant (as defined in Section 16), the Option shall not be considered “exercisable” unless and until all of the conditions set forth in Section 16 of this Option Agreement are satisfied (and, for the avoidance of doubt, if the Participant’s employment or service terminates and all of such conditions are not satisfied prior to the expiration of the applicable post-termination exercise period set forth in Section 5.6 of the Plan, the Option, to the extent then outstanding, will terminate on the last day of such period).  The Option may be exercised only to the extent the Option is vested and exercisable.

•                  Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•                  No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

2.                                      Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Affiliates, confers upon the Participant any right to remain employed by or in service to the Company or any Affiliate, interferes in any way with the right of the Company or any Affiliate at any time to terminate such employment or service, or affects the right of the Company or any Affiliate to increase or decrease the Participant’s other compensation.  Nothing in this Option Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his/her consent thereto.

3.                                      Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•                  an executed Option Exercise and Ordinary Share Purchase Agreement (stating the number of Ordinary Shares to be purchased pursuant to the Option) in substantially the form attached as Exhibit C of the Plan or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

•                  payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Company, or by certified or cashier’s check payable to the order of the Company subject to such specific procedures or directions as the Administrator may establish;

•                  any written statements or agreements required pursuant to Section 7.5.1 of the Plan;

•                  satisfaction of the tax withholding provisions of Section 7.6 of the Plan; and

•                  to the extent the Participant is deemed as a “domestic resident” as defined under the SAFE Circular, a copy of the SAFE 37 Registration duly obtained from a competent regulatory authority as contemplated by Section 16 hereof.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•                  Ordinary Shares already owned by the Participant, valued at their Fair Market Value on the exercise date; and/or

•                  a reduction in the number of Ordinary Shares otherwise deliverable to the Participant pursuant to the exercise of the Option (based on the Fair Market Value of such shares on the exercise date); and/or

•                  if the Ordinary Shares are then registered under the Exchange Act and listed or quoted on a recognized national securities exchange, irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of Ordinary Shares acquired upon exercise of the Option and deliver to the Company the amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations); and/or

•                  a note meeting the requirements of Section 5.3.3 of the Plan (or, in the case of tax loans, Section 7.6 of the Plan).

4.                                      Early Termination of Option.

The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•                  the termination of the Participant’s employment or services as provided in Section 5.6 of the Plan, or

•                  the termination of the Option pursuant to Section 7.3 of the Plan.

5.                                      Non-Transferability and Other Restrictions.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 7.2 of the Plan.  Any Ordinary Shares issued on exercise of the Option are subject to substantial restrictions on transfer, and are subject to call, rights of first refusal, and other rights in favor of the Company as set forth herein and in the Exercise Agreement.

6.                                      Securities Law Compliance.

The Participant acknowledges that the Option and the Ordinary Shares underlying the Option are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.  The Participant, by executing this Option Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on U.S. federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•                  The Participant is acquiring the Option and, if and when he/she exercises the Option, will acquire the Ordinary Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•                  The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Ordinary Shares purchased upon exercise of the Option.  The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase Ordinary Shares.  However, in evaluating the merits and risks of an investment in the Ordinary Shares, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•                  The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Ordinary Shares to an amount in excess of the Exercise Price, and that any investment in ordinary shares of a closely held entity such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•                  The Participant understands that any Ordinary Shares acquired on exercise of the Option will be characterized as “restricted securities” under the U.S. federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

•                  The Participant has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), and the Exercise Agreement, which are imposed on the Option and any Ordinary Shares underlying the Option which may be acquired upon exercise of the Option.

•                  At no time was an oral representation made to the Participant relating to the Option or the purchase of Ordinary Shares and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Ordinary Shares.

7.                                      Lock-Up Agreement.

Neither the Participant (nor any permitted transferee) may, directly or indirectly, offer, sell or transfer or dispose of any of the Ordinary Shares acquired upon exercise of the Option (the “Shares”) or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing as of fourteen (14) days prior to and ending one hundred eighty (180) days, or such lesser period of time as the relevant underwriters may permit (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions), after the effective date of a registration statement covering any public offering of the Company’s securities of which the Participant has notice.  (The term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.)  The Participant shall agree and consent to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of the Company’s securities beneficially owned by the Participant and shall confirm the limitations hereunder and under the Exercise Agreement by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form.  Notwithstanding anything else herein to the contrary, this Section 7 shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Ordinary Shares with respect to any shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board.

8.                                      Reserved.

9.                                      Reserved.

10.                               Reserved.

11.                               Notices.

Any notice required or permitted pursuant to this Option Agreement or the Exercise Agreement shall be given in writing and shall be given either personally or by sending it by an internationally-recognized express courier service, fax, or electronic mail to the following applicable address: (i) if to the Company, at its principal executive office to the attention of the Secretary, or (ii) if to the Participant, at the Participant’s last address reflected in the Company’s payroll records (or, in each case, at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Option Agreement given in accordance with this Section).  Where a notice is sent by an internationally-recognized express courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by express service through such service a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of three (3) days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

12.                               Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference.  The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms).  The Participant acknowledges having read and understood the Plan and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.                               Entire Agreement.

This Option Agreement (including these Terms and together with the form of Exercise Agreement attached as Exhibit C of the Plan) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 7.7 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.                               Satisfaction of All Rights to Equity.

The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Company or any of its Affiliates, or otherwise) to receive (1) options or share awards with respect to the securities of the Company or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Company or any of its Affiliates.  This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters.  The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Company or any of its Affiliates.  Notwithstanding the foregoing, this Section 14 shall not adversely affect the Participant’s rights under any prior option or share award agreement under the Plan (provided such agreement is expressly labeled as an option or share award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Company.

15.                               Governing Law; Limited Rights; Severability.

15.1.                     Cayman Islands Law; Construction.  This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands without regard to conflict of law principles thereunder.  The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel.  The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

15.2.                     Limited Rights.  The Participant has no rights as a shareholder of the Company with respect to the Option as set forth in Section 7.8 of the Plan.  The Option does not place any limit on the corporate authority of the Company as set forth in Section 7.15 of the Plan.

15.3.                     Arbitration.

(a)                                 Any dispute, controversy or claim (each, a “Dispute”) arising out of, in connection with or relating to this Option Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

(b)                                 The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with the said Rule.  There shall be one (1) arbitrator who shall be selected by the Hong Kong International Arbitration Centre.

(c)                                  The arbitration proceedings shall be conducted in English.

(d)                                 Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

(e)                                  The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(f)                                   When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Option Agreement.

(g)                                  The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(h)                                 Either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

15.4.                     Severability.  If the arbitrator selected in accordance with Section 15.3 or a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect.  Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

15.5.                     Shareholder Approval.  Notwithstanding anything else contained herein to the contrary, the Option and all rights of the Participant under this Option Agreement are subject to approval of the Plan by the Company’s shareholders (such approval to be obtained in accordance with the terms of the Plan, the Company’s Memorandum and Articles of Association, and applicable law) within twelve (12) months after the Effective Date of the Plan.

16.                               Local Law; Foreign Exchange and Tax Compliance.

Notwithstanding anything to the contrary in this Option Agreement, with respect to any Participant who is a PRC citizen or resident in China, or otherwise, as the Administrator in its sole discretion may determine, and who may be deemed a “domestic resident” as defined in the Circular No. 37 (and/or such successor circular, the “SAFE Circular”) issued by the State Administration of Foreign Exchange of the People’s Republic of China (the “PRC”) on July 14, 2014 (a “PRC Participant”), the Option shall become exercisable only upon the receipt of the following from the PRC Participant in form and substance reasonably satisfactory to the Administrator:

(a)                                 foreign exchange registration duly completed by such PRC Participant with the competent regulatory authority pursuant to the SAFE Circular and other applicable PRC foreign exchange rules and regulations (the “SAFE 37 Registration”); and

(b)                                 a written confirmation that the exercise of the Option by the PRC Participant will not violate any applicable laws or regulations of the PRC and will not subject the Participant or the Company to any filing or registration with, or requirement to obtain any approval or permit from, any PRC governmental or regulatory authorities (the “PRC Compliance”) which, as the Administrator may determine in its sole discretion, would be unreasonably burdensome on the Company or is likely to have a material adverse effect on the Company’s business, operations or prospects.

In connection with the execution of this Option Agreement, the PRC Participant shall execute a Power of Attorney in substantially the form attached hereto as Exhibit D of the Plan (or in such form and substance as may be required by the then applicable PRC laws or regulations and is determined by the Administrator as reasonably satisfactory to the Company) authorizing the Company (or any representative designated by the Company) to take such actions and execute such instruments on behalf of such PRC Participant in connection with any such PRC Compliance (including SAFE 37 Registration) that may be required, and the PRC Participant agrees to take, or cause to be taken, any additional actions and execute any additional instruments as may be requested by the Company to ensure such compliance.

In addition, notwithstanding anything else contained herein to the contrary, the Administrator may, at its discretion, limit the method of Option exercise to a cashless method for such PRC Participant for the purpose of such PRC Compliance.  Such discretion includes and is not limited to the required exchange of proceeds by the Administrator into Renminbi for transmittal to such PRC Participant, deductions for fees associated with the exchange, and deductions for PRC taxes, as may be necessary to comply with the applicable PRC foreign exchange and tax regulations.

17.                               No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option).  Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option.  Except for the withholding rights contemplated by Section 3 above and Section 7.6 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.

(Remainder of Page Intentionally Left Blank)

EXHIBIT C

AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED COMPANY

SHARE INCENTIVE PLAN

OPTION EXERCISE AND ORDINARY SHARE
PURCHASE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Option Agreement dated as of ________________ (the “Option Agreement”) under the Aesthetic Medical International Holdings Group Limited Share Incentive Plan (the “Plan”), as follows:

•                  the Purchaser hereby irrevocably elects to purchase ___________ Ordinary Shares, par value US$0.001 per share (the “Shares”), of Aesthetic Medical International Holdings Group Limited, an exempted company organized under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands (the “Company”), and

•                  such purchase shall be at the price of US$_________ per share, for an aggregate amount of US$___________ (subject to applicable withholding taxes pursuant to Section 7.6 of the Plan).

Capitalized terms are defined in the Plan if not defined herein.

1.                                      Delivery of Share Certificate.  The Purchaser requests that a certificate representing the Shares be issued to Purchaser and delivered to:

.

2.                                      Investment Representations.  The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by Securities and Exchange Commission Rules 701(g) and 144.  The Purchaser hereby affirms as made as of the date hereof the representations in Section 6 of the “Terms and Conditions of Option” (which are attached to and form a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference.  The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.

The Purchaser also understands and acknowledges (a) that the certificates representing the Shares will be legended as provided for in Section 7.5.3 of the Plan, and (b) that the Company has no obligation to register the Shares or file any registration statement under the applicable securities laws.

3.                                      Limitation on Disposition and Other Restrictions.  The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

•                  any transfer of the Shares must comply with the restrictions on transfer set forth in Section 7.2 of the Plan and all applicable laws as set forth in Section 7.5 of the Plan;

•                  the Shares are subject to, and following any otherwise permitted transfer of the Shares, the Shares shall remain subject to and the transferee shall be bound by, the lock-up provisions set forth in Section 7 of the Terms, the Company’s call right and right of first refusal set forth in Sections 8 and 9 of the Terms, the share legend requirements of Section 7.5.3 of the Plan, the foregoing provisions of this Section 3, and the arbitration provisions of Section 15.3 of the Terms; and

•                  as a condition to any otherwise permitted transfer of the Shares, the Company may require the transferee to execute a written agreement, in a form acceptable to the Administrator, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.

4.                                      Plan and Option Agreement.  The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement (including the Terms), both of which are incorporated herein by this reference.  If a conflict or inconsistency between the terms and conditions of this Option Exercise and Ordinary Share Purchase Agreement (this “Exercise Agreement”) and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern.  The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms and the Share Option Questions & Answers for the Plan) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.  Any controversy or claim arising out of or relating to this Exercise Agreement shall be submitted to arbitration in accordance with Section 15.3 of the Terms, and Cayman Islands law shall apply as provided in Section 15.1 of the Terms.

5.                                      Entire Agreement.  This Exercise Agreement, the Option Agreement (including the Terms), and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan, the Option Agreement and this Exercise Agreement may be amended pursuant to Section 7.7 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

“PURCHASER”	ACCEPTED BY:

AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED
Signature
an exempted company organized under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands

Print Name

By:
Date	Its:

(To be completed by the company after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)

EXHIBIT D

授 权 委 托 书

委托人：	姓	名：
身份证号：
	地	址：
	邮	编：
	电	话：

受委托人：	姓	名：
身份证号：
	地	址：
	邮	编：
	电	话：

委托人拟行使 Aesthetic Medical International Holdings Group Limited，一家根据开曼群岛法律设立的豁免公司（”境外公司”），根据其于____年___月_____日通过的股票期权激励计划授予委托人的期权。在满足股票期权激励计划的相应条件并行使委托人所享有的全部/部分到期期权后，委托人将获得境外公司的_____股普通股（占境外公司总股本的____%）。现就上述期权行使行为委托受委托人代为办理相关的外汇登记手续。

受委托人的代理权限为：代为提出申请，并办理有关声明、承认、变更或放弃的手续，领取有关通知、证明、文件等资料，以及其他一切与办理此次外汇登记相关的事宜。

委托人：___________（签字）

二零零__ 年 __月__日